UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2003

Pacific Capital Bancorp

(Exact name of registrant as specified in its charter)

California	0-11113	95-3673456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1021 Anacapa Street, Santa Barbara, CA		93101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 564-6298

Item 7. Financial Statements and Exhibits.

Exhibits

99.1     Press Release dated August 27, 2003 regarding stock repurchase program.

Item 9.     Regulation FD Disclosure

On August 27, 2003, Pacific Capital Bancorp issued a press release announcing that its Board of Directors had authorized a stock repurchase program for up to $20 million of the Company’s outstanding shares. The press release appears as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFIC CAPITAL BANCORP

Date: August 27, 2003	/s/ William S. Thomas Jr.
William S. Thomas Jr.
President
Chief Executive Officer